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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
================================================================================
Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[X]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                                CytRx Corporation
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

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      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4)  Proposed maximum aggregate value of transaction:

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[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange
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                                             Filed by CytRx Corporation
                                             pursuant to Rule 14a-12 under the
                                             Securities Exchange Act of 1934.
                                             Subject Company:  CytRx Corporation
                                             Commission File No.  000-15327

                                             Date:  February 11, 2002

On February 11, 2002, CytRx Corporation issued the following press release:

                                                   FOR IMMEDIATE RELEASE


                                                   CytRx Corporation
                                                   154 Technology Parkway
                                                   Norcross, Georgia 30092
                                                   (770) 368-9500
                                                   Contact: Mark W. Reynolds

                                                   Global Genomics Capital, Inc.
                                                   11726 San Vicente Blvd.
                                                   Suite 650
                                                   Los Angeles, CA 90049
                                                   (310) 826-5648
                                                   Contact: Elliott J. Cody


      CytRx Corporation Announces Merger With Global Genomics Capital, Inc.

Atlanta, Georgia, (PRNewswire) February 11, 2002 -- CytRx Corporation (NASDAQNM:
CYTR) today announced that its board of directors has approved and it has entered into an agreement to merge with Global Genomics Capital, Inc. (Global Genomics), a privately held genomics company in Los Angeles, CA. The parties executed a definitive agreement and plan of merger with the closing anticipated in May 2002. The transaction is contingent upon approval by the shareholders of each company and other customary conditions.

The terms of the merger agreement provide for CytRx to acquire all outstanding shares and rights to acquire shares of capital stock of Global Genomics in return for the issuance of a maximum of approximately 9,963,000 shares of CytRx Common Stock. CytRx intends to change its name to Global Genomics, Inc. upon completion of the merger.

Steven A. Kriegsman, Chairman and founder of Global Genomics, will become President and CEO, and a director of the combined company once the merger is completed. Jack J.


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Luchese, current President and CEO of CytRx, will remain as President and CEO through the merger transition.

Following the merger, the Board of Directors of the company will have three members from the board of CytRx: Dr. Max Link, former CEO of Corange U.S. Holdings, Inc. and former Chairman and CEO of Sandoz Pharma Ltd.; Herbert H. McDade, Jr., former President of Armour Pharmaceutical Corporation and former President of the Revlon Healthcare Group; and Alexander L. Cappello, Chairman and President of Cappello Group, Inc. There will also be three members from the board of Global Genomics: Mr. Kriegsman, Louis J. Ignarro, Ph.D. - Nobel Laureate in Medicine 1998, and one to be announced.

Dr. Link, Chairman of the CytRx Board of Directors, commented, "We would like to thank Jack Luchese for his many contributions during his 13 years of service to the company and for laying the groundwork for this important transaction." Mr. Luchese commented, "Steve Kriegsman has an outstanding record of finding exceptional opportunities in the biotech industry. I look forward to an exciting future for Global Genomics."

Santa Monica based investment bank Cappello Capital Corp. served as the financial advisor and introduced Global Genomics to CytRx. Gerard K. Cappello, President and CEO of Cappello Capital Corp., commented, "We believe that CytRx's shareholders stand to benefit by the combination of two powerful technology platforms. With the entrance into the emerging genomics market, we expect that Global Genomics will be targeting other technology and therapeutic drug portfolios for acquisition or licensing."

Mr. Kriegsman stated, "We envision that the combination of genomics and therapeutics is where biotechnology is headed. We intend to be in the forefront of that movement."

About Global Genomics

Global Genomics. is a genomics holding company that currently has a forty percent ownership interest in Blizzard Genomics, Inc in Minneapolis, Minnesota and a five percent ownership interest in Psynomics, Inc., a central nervous system genomics company in San Diego, CA. Blizzard Genomics, Inc. is developing instrumentation, software, and consumable supplies (including patent-pending "T-Chip" and "Contact" technologies) for the genomics industry. Global Genomics expects that DNA chips will significantly impact a broad range of biomedical and agricultural businesses. These include drug development, diagnostic testing, forensics, environmental testing and plant biotechnology. Psynomics, Inc. is a genomics company developing technology for the treatment of neuropsychiatric diseases and has rights to access a significant database of patient data and corresponding tissue samples. The board of directors and scientific advisory board of Global Genomics are comprised of individuals who have significant experience in the fields of genomics, healthcare, medicine, banking and finance.

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About CytRx Corporation

CytRx Corporation is a biopharmaceutical company focused on the development and commercialization of high-value human therapeutics. The Company's current research and development activities include CRL-5861, an intravenous agent for treatment of sickle cell disease and other acute vaso-occlusive disorders, and TranzFect, a delivery technology for DNA-based vaccines. CytRx has licensed TranzFect to Merck & Co., Inc. (NYSE: MRK) for use in Merck's efforts to development DNA-based vaccines for HIV and three other infectious diseases. All other uses of TranzFect for enhancement of viral or non-viral delivery of polynucleotides (such as DNA and RNA) were recently licensed to Vical, Incorporated (NasdaqNM: VICL). CytRx has a research pipeline in the areas of muscular dystrophy, cancer, spinal cord injury, vaccine delivery, gene therapy and food animal feed additives.

CAUTIONARY NOTICE ABOUT FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the proposed merger not being completed, the integration of CytRx and Global Genomics, available financing for continued operations and the company's inability to successfully develop and market its technology. Additional uncertainties and risks are described in the CytRx's most recently filed SEC documents, such as its most recent annual report on Form 10-K, all quarterly reports on Form 10-Q and any current reports on Form 8-K filed since the date of the last Form 10-K. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, CytRx will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IMPORTANT INFORMATION WILL BE CONTAINED THEREIN. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by CytRx with the Commission at the Commission's web site at http://www.sec.gov. Free copies of the proxy statement, once available, and CytRx's other filings with the Commission may also be obtained from CytRx by directing a request to CytRx Corporation, 154 Technology Parkway, Norcross, Georgia 30092, Attn: Mark
W. Reynolds.

PARTICIPANTS IN THE SOLICITATION

CytRx and its directors, executive officers and other members of its management may be soliciting proxies from CytRx stockholders in favor of the issuance of shares of CytRx

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common stock in the merger. Information concerning persons who may be considered participants in the solicitation of CytRx's stockholders under the rules of the Commission is set forth in public filings filed by CytRx with the Commission and will be set forth in the proxy statement when it is filed with the Commission.

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